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Filed pursuant to Rule 424(b)(7)
Registration No. 333-235328

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $0.01 per share	3,458,254	$11.89(3)(4)	$41,118,640(4)	$5,337.20(4)

(1)
This prospectus supplement relates to the resale or other distribution by the selling stockholders referenced herein of up to 3,458,254 shares of the registrant's common stock.

(2)
This prospectus supplement also relates to such additional shares of common stock as may be issued in connection with a stock split, stock dividend or similar transaction, pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act.

(3)
Estimated solely for the purposes of computing the registration fee with respect to 3,458,254 shares of common stock pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant's common stock on the Nasdaq Capital Market on August 17, 2020.

(4)
Calculated in accordance with Rule 457(r) under the Securities Act. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission on December 2, 2019 (File No. 333-235328) in accordance with Rules 456(b) and 457(r) under the Securities Act.

Prospectus Supplement
(To Prospectus dated December 2, 2019)

PLUG POWER INC.

3,458,254 Shares of Common Stock

Offered by Selling Stockholders

        The selling stockholders referred to in this prospectus supplement may offer and resell up to 3,458,254 shares of our common stock under this prospectus supplement. The selling stockholders acquired these shares from us pursuant to an Agreement and Plan of Merger, dated as of June 22, 2020, by and among Plug Power Inc., Giner ELX, Inc., Giner ELX Sub, LLC, Giner ELX Merger Sub, Inc. and Giner, Inc., as the representative of the stockholders of Giner ELX, Inc., which we refer to in this prospectus supplement as the Merger Agreement.

        Our registration of the shares of common stock covered by this prospectus supplement does not mean that the selling stockholders will offer or sell all or any of the shares. Common stock offered hereby by the selling stockholders, or their pledgees, donees, assignees, transferees or other successors-in-interest, may be sold from time to time directly or indirectly through one or more underwriters, broker-dealers or agents, and in one or more public or private transactions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. If the shares of common stock are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The timing and amount of any sale is within the sole discretion of the selling stockholders, subject to certain restrictions. See the section entitled "Plan of Distribution" for more information.

        We will not receive any proceeds from any sale of common stock by the selling stockholders.

        Our common stock is listed on the NASDAQ Capital Market under the symbol "PLUG." On August 20, 2020, the last reported sale price of our common stock on the NASDAQ Capital Market was $13.67.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading "Risk Factors" on page S-6 of this prospectus supplement and in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 21, 2020.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of our common stock by the selling stockholders and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. The rules of the Securities and Exchange Commission, or the SEC, allow us to incorporate by reference information into this prospectus supplement. This prospectus supplement may add to, update or change the information in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement. See "Incorporation of Certain Information by Reference." You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading "Where You Can Find Additional Information" before investing in our common stock.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information in addition to or different from that contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any related free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management's own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management's estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

        This prospectus supplement and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

        Unless otherwise mentioned or unless the context requires otherwise, the words "Plug Power," "we," "us," "our," "the Company" or similar references refer to Plug Power Inc. and its subsidiaries; and the term "securities" refers to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the factors described under the heading "Risk Factors" of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

        As a leading provider of comprehensive hydrogen fuel cell turnkey solutions, we are seeking to build a green hydrogen economy. We are focused on hydrogen and fuel cell systems that are used to power electric motors primarily in the electric mobility and stationary power markets, given the ongoing paradigm shift in the power, energy, and transportation industries to address climate change, energy security, and meet sustainability goals. Plug Power created the first commercially viable market for hydrogen fuel cell, or the HFC technology. As a result, we have deployed over 34,000 fuel cell systems, and have become the largest buyer of liquid hydrogen, having built and operated a hydrogen network across North America.

Products and Services

        We are focused on proton exchange membrane, or PEM, fuel cell and fuel processing technologies, fuel cell/battery hybrid technologies, and associated hydrogen storage and dispensing infrastructure from which multiple products are available. A fuel cell is an electrochemical device that combines hydrogen and oxygen to produce electricity and heat without combustion. Hydrogen is derived from multiple sources. The majority of liquid hydrogen in the United States is produced using the steam methane reforming process and utilizing by-product hydrogen from chlor alkali production. By-product hydrogen from a chlor alkali plant is considered to be low carbon hydrogen and in some cases, considered green hydrogen, depending on the source of electricity and geographic location. We source a significant amount of liquid hydrogen based on the chlor alkali process today. Additionally, we manufacture and sell fuel cell products to replace batteries and diesel generators in stationary backup power applications. These products have proven valuable with telecommunications, transportation and utility customers as robust, reliable and sustainable power solutions.

        We provide and continue to develop commercially-viable hydrogen and fuel cell solutions for industrial mobility applications (including electric forklifts and electric industrial vehicles) at multi shift high volume manufacturing and high throughput distribution sites where we believe our products and services provide a unique combination of productivity, flexibility and environmental benefits.

        Our current products and services include:

        GenDrive:    GenDrive is our hydrogen fueled PEM fuel cell system providing power to material handling electric vehicles, including class 1, 2, 3 and 6 electric forklifts and ground support equipment;

        GenFuel:    GenFuel is our hydrogen fueling delivery, generation, storage and dispensing system;

        GenCare:    GenCare is our ongoing 'internet of things'-based maintenance and on-site service program for GenDrive fuel cell systems, GenSure fuel cell systems, GenFuel hydrogen storage and dispensing products and ProGen fuel cell engines;

        GenSure:    GenSure is our stationary fuel cell solution providing scalable, modular PEM fuel cell power to support the backup and grid-support power requirements of the telecommunications, transportation, and utility sectors;

        GenKey:    GenKey is our vertically integrated "turn-key" solution combining either GenDrive or GenSure fuel cell power with GenFuel fuel and GenCare aftermarket service, offering complete simplicity to customers transitioning to fuel cell power; and

        ProGen:    ProGen is our fuel cell stack and engine technology currently used globally in mobility and stationary fuel cell systems, and as engines in electric delivery vans. This includes the Plug Power MEA (membrane electrode assembly), a critical component of the fuel cell stack used in zero-emission fuel cell electric vehicle engines, in which Plug Power is the largest producer in North America.

        We provide our products worldwide through our direct product sales force, and by leveraging relationships with original equipment manufacturers and their dealer networks. We manufacture our commercially-viable products in Latham, New York.

        To promote fuel cell adoption and maintain post-sale customer satisfaction, we offer a range of service and support options through extended maintenance contracts. Additionally, customers may waive our service option and choose to service their systems independently. A high percentage of fuel cells sold in recent years were bundled with maintenance contracts. As a result, only approximately 0.2% of fuel cells deployed are still under standard warranty that is not a part of an extended maintenance contract.

Corporate Information

        We were organized in the State of Delaware on June 27, 1997. Our principal executive offices are located at 968 Albany-Shaker Road, Latham, New York, 12110, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. The information found on, or otherwise accessible through, our website is not deemed to be a part of this prospectus or any applicable prospectus supplement. Our common stock trades on the Nasdaq Capital Market under the symbol "PLUG." As of June 30, 2020, we had 995 employees, including 287 temporary employees.

 The Offering

Common stock offered by the selling stockholders	3,458,254 shares of common stock
Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus supplement.
Nasdaq Capital Market symbol	"PLUG"
Risk factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" in this prospectus supplement and the accompanying prospectus and the sections captioned "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and other filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described under "Risk Factors" in the accompanying prospectus and in the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. These risks and uncertainties are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. For more information, see "Where You Can Find Additional Information."

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain and/or incorporate by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "continue," "estimate," "expect," "intend," "may," "should," "will," "would," "plan," "projected" or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk of dilution to our stockholders and/or stock price should we need to raise additional capital; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders may not ship, be installed and/or converted to revenue, in whole or in part; the risk that a loss of one or more of our major customers, or if one of our major customers delays payment of or is unable to pay its receivables, a material adverse effect could result on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that our convertible senior notes, if settled in cash, could have a material effect on our financial results; the risk that our convertible note hedges may affect the value of our convertible senior notes and our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls; our ability to attract and maintain key personnel; the risks related to the use of flammable fuels in our products; the risk that pending orders may not convert to purchase orders, in whole or in part; the cost and timing of developing, marketing and selling our products; the risks of delays in or not completing our product development goals; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers; our ability to achieve the forecasted gross margin on the sale of our products; the cost and availability of fuel and fueling infrastructures for our products; the risks, liabilities, and costs related to environmental, health and safety matters; the risk of elimination of government subsidies and economic incentives for alternative energy products; market acceptance of our products and services, including GenDrive, GenSure and GenKey systems; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing, and the supply of key product components; the cost and availability of components and parts for our products; the risk that possible new tariffs could have a material adverse effect on our business; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the risk of dependency on information technology on our operations and the failure of such technology; the cost of complying with current and future federal, state and international governmental regulations; our subjectivity to legal proceedings and legal compliance; the risks associated with potential future acquisitions; the volatility of our stock price; and other risks and uncertainties described herein, as well as those risks and uncertainties referenced under "Risk Factors" of this prospectus supplement and in the accompanying prospectus or any free writing prospectus provided in connection with this offering and any documents incorporated by reference herein or therein.

        Although we presently believe that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus supplement or the respective dates of documents incorporated herein or therein or any free writing prospectus provided in connection with this offering that include forward-looking statements.

        The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended and supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. The risk factors contained in our Annual Report and Quarterly Reports may be updated by us from time to time in subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC.

 USE OF PROCEEDS

        The selling stockholders will receive all of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus supplement. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

SELLING STOCKHOLDERS

        Up to 3,458,254 shares of our common stock are being offered by this prospectus supplement, all of which are being registered for resale for the accounts of the selling stockholders. The selling stockholders acquired these shares from us in connection with our acquisition of Giner ELX, Inc. pursuant to the Merger Agreement. The shares were issued in reliance upon Section 4(a)(2) of the Securities Act. Pursuant to the Merger Agreement, we have agreed to file a prospectus supplement with the SEC for the purposes of registering for resale the shares of our common stock issued to the selling stockholders.

        We have prepared the following table based on information provided by the selling stockholders in writing to us specifically for use in this prospectus supplement. We have not independently verified this information. The registration for resale of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of these shares. In addition, because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of this offering. When we refer to "selling stockholders" in this prospectus supplement, we mean such selling stockholders listed in the table below, as well as their respective pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of such selling stockholders' interest received after the date of this prospectus supplement from the selling stockholders as a gift, pledge, partnership distribution or other non-sale related transfer. See "Plan of Distribution" for additional information.

        For purposes of the table below, we assumed that the selling stockholders will sell all their shares of common stock covered by this prospectus supplement. Percentage of shares beneficially owned is based on 366,463,892 shares of our common stock outstanding as of August 10, 2020, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholders have sole or shared voting power or investment power and also any shares that the selling stockholders have the right to acquire within 60 days of such date through the exercise of any options or other rights. We believe, based on information supplied by the selling stockholders, that the selling stockholders have sole voting and investment power with respect to the common stock reported as beneficially owned by them.

        To our knowledge, the selling stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us or any of our affiliates, other than acquiring beneficial ownership of our common stock pursuant to the Merger Agreement. To our knowledge, the selling stockholders are not broker-dealers, nor at the time of the acquisition of our common stock did the selling stockholders have direct or indirect agreements or understandings with any person to distribute any of our common stock.

				Shares Beneficially Owned After Offering
	Shares Beneficially Owned Prior to Offering
			Number of Shares Being Offered
Selling Stockholders	Number	Percent		Number	Percent
Giner, Inc.(1)(6)	2,527,074	*	2,527,074	—	—
H2B2 Electrolysis Technologies, Inc.(2)(6)	792,077	*	792,077	—	—
Andrew Belt(3)(6)	66,813	*	66,813	—	—
Hector Maza(4)(6)	41,987	*	41,987	—	—
Cortney Mittelsteadt(5)(6)	30,303	*	30,303	—	—

*
Less than 1%.

(1)
The amount reported represents 584,707 shares held of record by Giner, Inc., a Delaware corporation, and 1,942,367 shares held of record by the Jose D. Giner 1990 Trust, which is a majority stockholder of Giner, Inc. Each of Andrew Belt, the Chief Executive Officer, A. Silvana Giner, a director, and Jill Smith, a director, in his or her capacity as an executive officer or director of Giner, Inc., has voting and investment control over the shares held of record by Giner, Inc. As such, each of Mr. Belt and Messes. Giner and Smith may be deemed to beneficially own the shares held of record by Giner, Inc. As trustee of the Jose D. Giner 1990 Trust, A. Silvana Giner has voting and investment control over the shares held of record by the Jose D. Giner 1990 Trust and may be deemed to beneficially own the shares held of record by the Jose D. Giner 1990 Trust. Each of them disclaims any such beneficial ownership. The address of Giner, Inc. and the individuals named in this paragraph is 89 Rumford Avenue, Newton, MA 02466.

(2)
The amount reported represents shares held of record by H2B2 Electrolysis Technologies, Inc., a Delaware corporation. Each of Felipe Benjumea, Blanca de Porres, Jose J. Brey, Chief Executive Officer, África Castro, Gonzalo Hidalgo, Ignacio Solís, Fernando Franco and Juan Suarez, in his or her capacity as an executive officer or member of the board of directors of H2B2 Electrolysis Technologies, Inc., has voting and investment control over the shares. As such, each of them may be deemed to beneficially own the shares held of record by H2B2 Electrolysis Technologies, Inc. Each of them disclaims any such beneficial ownership. The address of H2B2 Electrolysis Technologies, Inc. and the individuals named in this paragraph is 221 North Broad Street, Wilmington, DE 19709.

(3)
The amount reported represents shares held of record by Andrew Belt. Mr. Belt is the Chief Executive Officer of Giner, Inc. and has voting and investment control over these shares. The address of Mr. Belt is 55 Williston Road, Brookline, MA 02445.

(4)
The amount reported represents shares held of record by Hector Maza. Mr. Maza is the Vice President of Electrolyzer Sales at Plug Power Inc. and has voting and investment control over these shares. The address of Mr. Maza is 112 Glezen Lane, Wayland, MA 01778.

(5)
The amount reported represents shares held of record by Cortney Mittelsteadt. Mr. Mittelsteadt is the Vice President of Electrolyzer Technology at Plug Power Inc. and has voting and investment control over these shares. The address of Mr. Mittelsteadt is 93 Lake Road Terrace, Wayland, MA 01778.

(6)
No other shares of common stock, including, without limitation, shares of common stock acquired in the open market are being offered under this prospectus supplement.

PLAN OF DISTRIBUTION

        The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters, broker-dealers, or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

  •
  on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales made after the date the registration statement is declared effective by the SEC;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus supplement. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus supplement. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

        The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus supplement. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the pledgees, transferees, donees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

        To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At a time a particular offering of shares of our common stock is made, an additional prospectus supplement, if required, may be distributed that will set forth the number of shares of our common stock being offered, the method of distribution and the terms of the offering, including the name or names of any underwriters, dealers or agent, the purchase price paid by any underwriter and any discount. In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        To the extent applicable, we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

        We will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

        We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus supplement. We have agreed with the selling stockholders to keep a registration statement covering the resale of the shares of common stock effective until the date on which all of the shares covered by this prospectus supplement have been sold in any manner, or may be sold without limitation pursuant to Rule 144 under the Securities Act.

        We cannot assure you that the selling stockholders will sell all or any portion of the shares of common stock offered hereby. We are registering the resale of shares of our common stock to provide the selling stockholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders pursuant to this prospectus supplement or at all.

        To the extent required, this prospectus supplement may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus supplement will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Plug Power Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the Company's method of accounting for leases due to the adoption of new accounting guidance.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at www.sec.gov. In addition, we maintain a website that contains information about us at www.plugpower.com. The information found on, or otherwise accessible through, this website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the SEC.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus forms a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to the Company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 10, 2020;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 8, 2020 and August 10, 2020, respectively;

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  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2020 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2019);

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  our Current Reports on Form 8-K filed with the SEC on April 8, 2020, April 13, 2020, May 7, 2020 (solely with respect to Items 1.01 and 2.03), May 14, 2020, May 19, 2020, June 9, 2020, June 23, 2020 (solely with respect to Items 1.01, 2.03 and 3.02) and August 14, 2020; and

  •
  the description of our shares of common stock contained in Exhibit 4.5 filed with our Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus supplement all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the selling stockholders have sold all of the shares covered by this prospectus supplement or the sale of shares by the selling stockholders pursuant to this prospectus supplement has been terminated, except any future report or other document or portion thereof that is not deemed filed under such provisions.

        You may access our annual, quarterly and special reports, proxy statements and other information we file with the SEC, and amendments to any of these reports, free of charge on the SEC's website. You may also access the documents incorporated by reference on our website at www.plugpower.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement and should not be relied upon.

        We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus supplement or into such documents). You should direct any requests for documents to:

Plug Power Inc.
968 Albany-Shaker Road
Latham, New York, 12110
Attention: General Counsel
Telephone: (518) 782-7700

PROSPECTUS

PLUG POWER INC.

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

        This prospectus describes securities that may be issued and sold from time to time by us or that may be offered and sold from time to time by selling securityholders to be identified in the future. We may offer, in one or more series or classes, separately or together, the following securities: (i) shares of common stock, par value $0.01 per share, (ii) shares of preferred stock, par value $0.01 per share, (iii) warrants to purchase shares of common stock, preferred stock and/or debt securities, (iv) debt securities and (v) units comprised of one or more of the securities described in this prospectus in any combination. We refer to the common stock, preferred stock, warrants, debt securities and units registered hereunder collectively as the "securities" in this prospectus.

        The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement. The securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. These securities also may be offered by securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled "About this Prospectus" and the "Plan of Distribution" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

        Our common stock is listed on the NASDAQ Capital Market under the symbol "PLUG." On November 29, 2019, the last reported sale price of our common stock on the NASDAQ Capital Market was $3.90. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in this prospectus beginning on page 3 and any applicable prospectus supplement as well as those set forth in the documents incorporated by reference into this prospectus or any applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is December 2, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings, and selling securityholders may from time to time offer and sell any such security owned by them.

        This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or any selling securityholder sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We or any selling securityholders may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents or underwriters involved in the sale of the securities. See "Plan of Distribution" for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

        We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus, any applicable prospectus supplement, any information incorporated or deemed incorporated by reference herein or therein or any related free writing prospectus is accurate as of any date other than the date of such information. Our business, financial condition, results of operations and prospects and the business may have changed since that date.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "Plug Power," "we," "us," "our," or the "Company" refer to Plug Power Inc. and its subsidiaries.

        This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

OUR COMPANY

        We are a leading provider of alternative energy technology focused on the design, development, commercialization and manufacture of hydrogen and fuel cell systems used primarily for the material handling and stationary power markets. As part of the global drive to electrification, we have recently leveraged product proven in the material handling vehicle space to enter new, adjacent, electric vehicle markets, specifically electric delivery vans.

        We are focused on proton exchange membrane, or PEM, fuel cell and fuel processing technologies, fuel cell/battery hybrid technologies, and associated hydrogen storage and dispensing infrastructure from which multiple products are available. A fuel cell is an electrochemical device that combines hydrogen and oxygen to produce electricity and heat without combustion. Hydrogen is derived from hydrocarbon fuels such as liquid petroleum gas, or LPG, natural gas, propane, methanol, ethanol, gasoline or biofuels. We develop complete hydrogen generation, delivery, storage and refueling solutions for customer locations. Currently, we obtain the majority of our hydrogen by purchasing it from fuel suppliers for resale to customers.

        In our core business, we provide and continue to develop commercially-viable hydrogen and fuel cell product solutions to replace lead-acid batteries in electric material handling vehicles and industrial trucks for some of the world's largest distribution and manufacturing businesses. We are focusing our efforts on industrial mobility applications (electric forklifts and electric industrial vehicles) at multi-shift high volume manufacturing and high throughput distribution sites where our products and services provide a unique combination of productivity, flexibility and environmental benefits. Additionally, we manufacture and sell fuel cell products to replace batteries and diesel generators in stationary backup power applications. These products prove valuable with telecommunications, transportation and utility customers as robust, reliable and sustainable power solutions.

        Our current products and services include:

  GenDrive: GenDrive is our hydrogen fueled PEM fuel cell system providing power to material handling electric vehicles, including class 1, 2, 3 and 6 electric forklifts and ground support equipment.

  GenFuel: GenFuel is our hydrogen fueling delivery, generation, storage and dispensing system.

  GenCare: GenCare is our ongoing 'internet of things'-based maintenance and on-site service program for GenDrive fuel cells, GenSure products, GenFuel products and ProGen engines.

  GenSure: GenSure is our stationary fuel cell solution providing scalable, modular PEM fuel cell power to support the backup and grid-support power requirements of the telecommunications, transportation, and utility sectors.

  GenKey: GenKey is our turn-key solution combining either GenDrive or GenSure power with GenFuel fuel and GenCare aftermarket service, offering complete simplicity to customers transitioning to fuel cell power.

  ProGen: ProGen is our fuel cell stack and engine technology currently used globally in mobility and stationary fuel cell systems, and as engines in electric delivery vans.

        We provide our products worldwide through our direct product sales force, and by leveraging relationships with original equipment manufacturers and their dealer networks. We manufacture our commercially-viable products in Latham, NY.

        We were organized in the State of Delaware on June 27, 1997. Our principal executive offices are located at 968 Albany-Shaker Road, Latham, New York, 12110, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. The information found on, or otherwise accessible through, our website is not deemed to be a part of this prospectus or any applicable prospectus supplement. Our common stock trades on the NASDAQ Capital Market under the symbol "PLUG."

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks and uncertainties set forth under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled "Cautionary Statement Regarding Forward-Looking Statements."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and discussions which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information contained in or incorporated by reference into this prospectus. Some of the risks, uncertainties and other important factors that may affect future results include, among others: the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk of dilution to our stockholders and/or stock price should we need to raise additional capital; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders may not ship, be installed and/or converted to revenue, in whole or in part; the risk that a loss of one or more of our major customers, or if one of our major customers delays payment of or is unable to pay its receivables, a material adverse effect could result on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that our convertible debt securities, if settled in cash, could have a material effect on our financial results; the risk that our convertible note hedges may affect the value of our convertible debt securities and our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls; our ability to attract and maintain key personnel; the risks related to the use of flammable fuels in our products; the risk that pending orders may not convert to purchase orders, in whole or in part; the cost and timing of developing, marketing and selling our products; the risks of delays in or not completing our product development goals; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers; our ability to achieve the forecasted gross margin on the sale of our products; the cost and availability of fuel and fueling infrastructures for our products; the risk of elimination of government subsidies and economic incentives for alternative energy products; market acceptance of our products and services, including GenDrive, GenSure and GenKey systems; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; the risk that possible new tariffs could have a material adverse effect on our business; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the risk of dependency on information technology on our operations and the failure of such technology; the cost of complying with current and future federal, state and international governmental regulations; our subjectivity to legal proceedings and legal compliance; the risks associated with potential future acquisitions; the volatility of our stock price; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC.

        Although we presently believe that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law.

        The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included in our Annual Report on Form 10-K for the year ended December 31, 2018. The risk factors contained in our Annual Report are updated by us from time to time in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds received by us from our sale of the securities described in this prospectus for our working capital and other general corporate purposes, including capital expenditures. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose.

        Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement or free writing prospectus. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation (as amended), which we refer to herein as our certificate of incorporation, and our amended and restated bylaws, which we refer to herein as our bylaws, copies of which are filed with the SEC. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and our bylaws. See "Where You Can Find Additional Information."

Authorized Capital

        Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

        As of September 30, 2019, 253,121,439 shares of our common stock were issued and outstanding (excluding 861,139 treasury shares). In addition, as of September 30, 2019, there were: (i) 23,597,871 shares of common stock issuable upon the exercise of stock options at a weighted average exercise price of $2.44 per share; (ii) 4,333,560 shares of common stock issuable upon the vesting of restricted stock units; (iii) 115,824,142 shares of common stock issuable upon exercise of warrants; (iv) 2,782,076 shares of common stock issuable upon conversion of our Series C Redeemable Convertible Preferred Stock at a conversion price of $0.2343 per share; (v) 12,237,762 shares of common stock issuable upon conversion of our Series E Convertible Preferred Stock at a conversion price of $2.31 per share; (vi) 43,630,020 shares of common stock issuable upon conversion of our 5.5% Convertible Senior Notes due March 15, 2023 at a conversion price of $2.29 per share ; (vii) 15,503,876 shares of common stock issuable upon conversion of our 7.5% Convertible Senior Note due January 2023 at a conversion price of $2.58 per share; and (viii) 8,373,467 shares of our common stock reserved for future issuance under our equity incentive plans. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements.

        The holders of common stock possess exclusive voting rights in us, except to the extent of such rights reserved to holders of our Series C Redeemable Convertible Preferred Stock and Series E Convertible Preferred Stock and to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

        Subject to the preferences that may be applicable to any then outstanding preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock (including the Series C Redeemable Convertible Preferred Stock and Series E Convertible Preferred Stock).

        All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, duly authorized, fully paid and nonassessable. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of the Series C Redeemable Convertible Preferred Stock and Series E Convertible Preferred Stock as well as the rights of any series of our preferred stock that we may designate and issue in the future.

        Our common stock trades on the NASDAQ Capital Market under the symbol "PLUG."

Preferred Stock

        As of September 30, 2019, 2,620 shares of Series C Redeemable Convertible Preferred Stock, par value $0.01 per share ("Series C Preferred Stock"), and 28,269 shares of Series E Convertible Preferred Stock, par value $0.01 per share ("Series E Preferred Stock"), were issued and outstanding. The Company has authorized Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share. As of September 30, 2019, there were no shares of Series A Junior Participating Cumulative Preferred Stock issued and outstanding.

        The Company's certificate of incorporation authorizes its board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series into other classes or series of stock. We may issue preferred stock from time to time in one or more class or series, with the exact terms of each class or series established by our board of directors. Prior to the issuance of shares of each class or series of preferred stock, the Company's board of directors will set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

        The preferences and other terms of the preferred stock of each class or series will be fixed by the certificate of designation relating to such class or series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the preferred stock, including, where applicable, the following:

  •
  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price;

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  the dividend rate, period and payment date and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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  voting rights, if any, of the preferred stock;

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  preemptive rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares;

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  a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank: (i) senior to all classes or series of the common stock, and to any other class or series of the Company's stock expressly designated as ranking junior to the preferred stock; (ii) on parity with any class or series of the Company's stock expressly designated as ranking on parity with the preferred stock; and (iii) junior to any other class or series of the Company's stock expressly designated as ranking senior to the preferred stock.

        The DGCL provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Series C Redeemable Convertible Preferred Stock

        In May 2013, 10,431 shares of Series C Preferred Stock were issued at the original issue price of $248.794 per share, of which 2,620 shares remain outstanding as of September 30, 2019. The Company's board of directors approved the certificate of designation, a copy of which has been previously filed with the SEC and which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, creating the Series C Preferred Stock. The following description of the Series C Preferred Stock is qualified in its entirety by reference to such certificate of designation and the Company's certificate of incorporation. The Series C Preferred Stock is validly issued, fully paid and nonassessable.

        Ranking.    The Series C Preferred Stock ranks, with respect to dividend rights and rights upon the Company's liquidation, dissolution or winding up, senior to all classes or series of the common stock and to any other class or series of stock expressly designated as ranking junior to the Series C Preferred Stock, including the Series E Preferred Stock.

        Dividends.    The Series C Preferred Stock is entitled to receive dividends at a rate of 8% per annum, based upon the original issue price, payable in equal quarterly installments, in preference to common stock and other junior securities, in cash or in shares of common stock, at our option. The Series C Preferred Stock is convertible into shares of our common stock, at a conversion price equal to $0.2343 per share (as of September 30, 2019 and subject to future adjustments), at the holder's option. As of September 30, 2019, the outstanding shares of our Series C Preferred Stock were convertible into an aggregate of 2,782,076 shares of our common stock. The Series C Preferred Stock has weighted average anti-dilution protection.

        Conversion Rights.    The holders of Series C Preferred Stock have the right, at their sole option, to convert the Series C Preferred Stock into shares of common stock at a conversion price in effect at the time of conversion; provided that such conversion price shall not be less than $0.1554 per share. The Series C Preferred Stock may also be automatically converted at the then effective conversion rate upon the election by holders of at least 67% of the outstanding shares of Series C Preferred Stock under certain circumstances.

        Redemption Rights.    The Series C Preferred Stock is redeemable by the Company upon the election of either the holders of the Series C Preferred Stock or us. If the redemption is at the election of the holders of the Series C Preferred Stock, the redemption price will be the original issue price plus any accrued and unpaid dividends. If the redemption is at the election of the Company, the redemption price will be a per share price equal to the greater of (i) the original issue price per share plus any accrued and unpaid dividends and (ii) the fair market value of a single share of Series C Preferred Stock.

        Voting Rights.    The shares of Series C Preferred Stock vote together with the common stock on an as-converted basis on all matters, including the election of directors, except as otherwise required by law. Each share of Series C Preferred Stock is entitled to a number of votes equal to the number of whole shares of common stock into which such share of Series C Preferred Stock is convertible.

Series E Convertible Preferred Stock

        In November 2018, 35,000 shares of Series E Preferred Stock were issued at the initial stated value of $1,000 per share, of which 28,269 shares remain outstanding as of September 30, 2019. The Company's board of directors approved the certificate of designation, a copy of which has been previously filed with the SEC and which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, creating the Series E Preferred Stock. The following description of the Series E Preferred Stock is qualified in its entirety by reference to such certificate of designation and the Company's certificate of incorporation. The Series E Preferred Stock is validly issued, fully paid and nonassessable.

        Maturity Date.    The Series E Preferred Stock will mature on May 2, 2020, unless extended at the option of the holders of the Series E Preferred Stock.

        Ranking.    Except for the Series C Preferred Stock, the Series E Preferred Stock ranks, with respect to dividend rights and rights upon the Company's liquidation, dissolution or winding up, senior to all classes or series of the common stock and to any other class or series of stock expressly designated as ranking junior to the Series E Preferred Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of Series E Preferred Stock will be entitled to receive in cash out of the Company's assets after any amount that is required to be paid to the Series C Preferred Stock and before any amount shall be paid to the holders of any of capital stock ranking junior to the Series E Preferred Stock, but pari passu with any capital stock then outstanding that ranks pari passu with the Series E Preferred Stock, an amount per share equal to the greater of (A) 125% of the conversion amount and (B) the amount per share such holder would receive if such holder converted such shares into common stock immediately prior to the date of such payment.

        Dividends.    The Series E Preferred Stock is not entitled to receive dividends, except in connection with certain purchase rights and other corporate events, as described in the certificate of designation, or in connection with certain distributions of assets, as described in the certificate of designation, or as, when and if declared by the board of directors acting in its sole and absolute discretion.

        Optional Installment Conversion or Redemption by the Company.    On the first trading day of each calendar month commencing on May 1, 2019 and through, and including, April 1, 2020, and on the maturity date (each an "Installment Date"), provided that all conditions set forth in the certificate of designation have been satisfied, the Company will convert an amount equal to $2,693,000 in stated value of the Series E Preferred Stock (as such amount may be reduced by earlier conversion, redemption or otherwise) into shares of common stock at the greater of (x) $0.55 and (y) the lowest of (i) the conversion price then in effect and (ii) 85% of the average volume weighted average price, or VWAP, of the common stock for the three lowest trading days during the seven consecutive trading day period immediately prior to the applicable Installment Date; provided, however, that the Company may instead, at its option, pay such amount by redeeming shares of Series E Preferred Stock for cash at the applicable redemption price. If the equity conditions are not satisfied, then any holder of the Series E Preferred Stock may require the Company to redeem the conversion amount at 125% of such designated portion of the conversion amount.

        Mandatory Conversion by the Company.    The Company has the right, provided that no equity conditions failure exists, to require each holder of Series E Preferred Stock to convert all or any number of shares of Series E Preferred Stock held by such holder at the conversion rate if the closing sale price of our common stock equals at least 175% of the conversion price for twenty consecutive trading days.

        Optional Conversion by the Holders.    The holders of the Series E Preferred Stock are entitled to convert any whole number of shares of Series E Preferred Stock into shares of common stock at the conversion price of $2.31, subject to adjustments.

        Maturity Redemption by the Holders.    At any time from and after the tenth business day prior to the maturity date, any holder may require the Company to redeem all or any number of shares of Series E Preferred Stock held by such holder at a purchase price equal to 105% of the conversion amount.

        Redemption/Conversion Option of the Holders upon a Triggering Event.    After a triggering event (as described in the certificate of designation), each holder will have the right, at such holder's option, to require the Company to redeem and/or convert all or a portion of such holder's Series E Preferred Stock. Any such redemption would be at a price per share equal to the greater of (i) 120% of the conversion amount and (ii) the product of (A) the conversion rate in effect multiplied by (B) 120% of the greatest closing sale price of the common stock on any trading day during the period specified in the certificate of designation. Any such triggering event conversion would be at a conversion rate equal to the quotient of (i) 120% of the conversion amount divided by (ii) the lower of (A) the applicable conversion price in effect on the trading day immediately preceding the notice of conversion and (B) the greater of (1) $0.55 and (2) 75% of the lowest VWAP of the common stock on any trading day during the period specified in the certificate of designation.

        Redemption Right of the Holders Upon a Change of Control.    In the event of a fundamental transaction, as described in the certificate of designation, generally including, among other transactions, any merger with or into another entity in which the Company is not the surviving entity or the Company's stockholders immediately prior to such merger or consolidation do not own at least 50% of the outstanding voting securities of the surviving entity, or a sale of all or substantially all of the Company's assets, each holder will have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Series E Preferred Stock. Any such change of control redemption would be at a price per share equal to 125% of the greatest of (i) the conversion amount being redeemed, (ii) the product of (A) the conversion amount being redeemed multiplied by (B) the quotient determined by dividing (1) the greatest closing sale price of the common stock during the period specified in the certificate of designation by (2) the conversion price, and (iii) the product of (A) the conversion amount being redeemed and (B) the quotient determined by dividing (1) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of common stock to be paid to holders of the common stock upon consummation of such change of control by (2) the conversion price.

        Voting Rights.    The shares of Series E Preferred Stock have no voting rights, except on matters required by law or under the certificate of designation to be submitted to a class vote of the holders of the Series E Preferred Stock.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

        Delaware Anti-Takeover Law.    We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by the entity or person.

        Certificate of Incorporation and Bylaws.    Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

  •
  permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  divide our board of directors into three classes;

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  generally require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice;

  •
  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

  •
  provide that, except as otherwise required by statute and subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called only by the board of directors pursuant to a resolution adopted by a majority of the directors then in office.

        The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of at least two-thirds of our then outstanding common stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and preferred stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar's address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania, 19103.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. The following description, together with the additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any future warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants offered under that prospectus supplement or free writing prospectus may differ from the terms described below. The following description and any description of the warrants in a prospectus supplement or free writing prospectus may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement and warrant certificate, which we will file with the SEC in connection with an issuance of the warrants.

General

        We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

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  the offering price and aggregate number of warrants offered;

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  the currency for which the warrants may be purchased;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the periods during which, and places at which, the warrants are exercisable;

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  the manner of exercise;

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  the dates on which the right to exercise the warrants will commence and expire;

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  the manner in which the warrant agreement and warrants may be modified;

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  federal income tax consequences of holding or exercising the warrants;

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  the offering price and aggregate number of warrants offered;

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  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES

        We may issue senior debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the "indentures," we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term "trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

  •
  the title;

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  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

  •
  the maturity date;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  whether the indenture will restrict our ability or the ability of our subsidiary to:

  •
  incur additional indebtedness;

  •
  issue additional securities;

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  create liens;

  •
  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiary;

  •
  redeem capital stock;

  •
  place restrictions on our subsidiary's ability to pay dividends, make distributions or transfer assets;

  •
  make investments or other restricted payments;

  •
  sell or otherwise dispose of assets;

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  enter into sale-leaseback transactions;

  •
  engage in transactions with stockholders or affiliates;

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  issue or sell stock of our subsidiary;

  •
  effect a consolidation or merger;

  •
  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

  •
  information describing any book-entry features;

  •
  provisions for a sinking fund purchase or other analogous fund, if any;

  •
  the applicability of the provisions in the indenture on discharge;

  •
  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

  •
  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

  •
  to comply with the provisions described above under "Description of Our Debt Securities—Consolidation, Merger or Sale;"

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

  •
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "Description of Our Debt Securities—General," to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

  •
  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  extending the stated maturity of the series of debt securities;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the trustee;

  •
  compensate and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

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  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

        Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

        The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

        We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The specific terms of any series of units offered will be described in the applicable prospectus supplement or free writing prospectus. The specific terms of any series of units may differ from the general description of terms presented below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units.

General

        Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement;

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  the price or prices at which such units will be issued;

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  the applicable United States federal income tax considerations relating to the units;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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  any other terms of the units and of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Common Stock and Preferred Stock," "Description of Warrants" and "Description of Debt Securities" will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

        We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

        We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

        The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

        We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

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  to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

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  to correct or supplement any defective or inconsistent provision; or

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  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

        We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

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  impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

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  reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

        Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

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  If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

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  If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

        These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

        In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

        No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

        The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

        The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the unit agreements and the units will be governed by and construed in accordance with the laws of the State of New York.

Form, Exchange and Transfer

        We will issue each unit in global (i.e., book-entry) form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

        Each unit and all securities comprising the unit will be issued in the same form.

        If we issue any units in registered, non-global form, the following will apply to them.

        The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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  Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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  Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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  If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

        Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

        In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

        Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us common stock, preferred stock, warrants, debt securities or units, as applicable, in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or may agree in the future to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as "selling securityholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        The selling securityholders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling securityholders are broker or dealers, they are deemed to be, under interpretations of the SEC, "underwriters" within the meaning of the Securities Act.

        The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number and classes of our securities beneficially owned by such selling securityholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We, or selling securityholders, may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        Underwriters may offer and sell the securities at: (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) prices related to the prevailing market prices at the time of sale or (iv) negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than the common stock, which is listed on the Nasdaq Capital Market). If the Company sells any shares of the common stock pursuant to a prospectus supplement, such shares will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us or our operating partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

        To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may occur on the Nasdaq Capital Market or any other market where our securities may be traded, and may be discontinued at any time.

        The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our operating partnership in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Plug Power Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the 2018 consolidated financial statements refers to a change to the accounting for leases due to the adoption of Accounting Standards Codification Topic 842, Leases.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at www.sec.gov. In addition, we maintain a website that contains information about us at www.plugpower.com. The information found on, or otherwise accessible through, this website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act, with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

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  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 13, 2019;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 8, 2019, August 9, 2019 and November 8, 2019, respectively;

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  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2019 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2018);

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  our Current Report on Form 8-K filed with the SEC on March 20, 2019, April 3, 2019 (except for information contained therein which is furnished rather than filed), May 15, 2019, June 10, 2019, June 21, 2019, September 9, 2019 and December 2, 2019;

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  the section entitled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on October 1, 1999; and

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  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the underlying securities (excluding any portions of such documents that are deemed "furnished" to the SEC pursuant to applicable rules and regulations).

        We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). You should direct any requests for documents to:

Plug Power Inc.
968 Albany-Shaker Road
Latham, New York, 12110
Attention: General Counsel
Telephone: (518) 782-7700

3,458,254 Shares

Plug Power Inc.

Common Stock

PROSPECTUS

August 21, 2020